Exhibit 15.1

May 22, 2026

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE: FILING OF THE MARCH 31, 2026 FORM 10-Q FOR TRUSTCO BANK CORP NY

Commissioners:

We are aware that our report dated May 8, 2026, on our review of the interim financial information of TrustCo Bank Corp NY for the three-month periods ended March 31, 2026 and 2025, included in TrustCo Bank Corp NY’s quarterly report on Form 10-Q for the quarter ended March 31, 2026, is incorporated by reference in this Registration Statement on Form S-3.

Yours very truly,

/s/ Crowe LLP